UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACK HILLS CORPORATION

625 Ninth Street
Rapid City, South Dakota 57701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 25, 2005

April 13, 2005

Dear Shareholder:

You are invited to attend the annual meeting of shareholders of Black Hills Corporation to be held on Wednesday, May 25, 2005 at 9:30 a.m., local time, at The Journey Museum, 222 New York Street, Rapid City, South Dakota. The purpose of our annual meeting is to consider and take action on the following:

1.     Election of four Directors in Class II:  David R. Emery, Kay S. Jorgensen, William G. Van Dyke and John B. Vering.

2.     Authorization of the Black Hills Corporation 2005 Omnibus Incentive Plan.

3.     Ratification of Deloitte & Touche LLP to serve as independent auditors for the year 2005.

4.     Any other business that properly comes before the annual meeting.

The enclosed proxy statement discusses the important matters to be considered at this year’s meeting. Our common shareholders of record as of April 6, 2005 can vote at the annual meeting.

Your vote is very important. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely,
ROXANN R. BASHAM
Vice President—Governance and Corporate Secretary

BLACK HILLS CORPORATION

625 Ninth Street

Rapid City, South Dakota 57701

PROXY STATEMENT

A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Wednesday, May 25, 2005, and at any adjournment of the annual meeting.

The enclosed form of proxy, when executed and returned, will be voted as set forth therein. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. We have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies at an anticipated cost of $6,000 plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

This proxy statement and the accompanying form of proxy are to be first mailed on or about April 13, 2005. Our 2004 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

Only our shareholders of record at the close of business on April 6, 2005, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 32,536,807 shares of our common stock.

Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of our Board of Directors. Each share is entitled to four votes, one each for the election of four directors, and the four votes may be cast for a single person or may be distributed among two, three or four persons.

TABLE OF CONTENTS

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS	1
ITEM 1: ELECTION OF DIRECTORS	4
Security Ownership of Management and Principal Shareholders	8
Section 16(a) Beneficial Ownership Reporting Compliance	9
The Board, Committees and Corporate Governance Matters	9
Directors’ Fees	11
Executive Compensation	12
Equity Compensation Plan Information	18
Retirement Plans	19
Retirement Benefits	20
Nonqualified Deferred Compensation Plan	21
Retirement Savings Plan	21
Executive Employment Contracts and Change of Control Agreements	21
Stock Performance Graph	25
ITEM 2: PROPOSAL TO APPROVE THE BLACK HILLS CORPORATION 2005 OMNIBUS INCENTIVE PLAN	26
Background	26
Purpose	26
Duration	26
Prior Plans	26
Administration	26
Shares Available	26
Share Usage	27
Eligibility	27
Grants Under the Plan	27
Termination of Employment or Board Service	29
Transferability	29
Taxes	29
Award Information	29
Federal Income Tax Consequences	29
Audit Committee Report	32
Principal Accounting Firm Fees	33
ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	33
ITEM 4: TRANSACTION OF OTHER BUSINESS	34
Shareholder Proposals for 2006 Annual Meeting	34
Shared Address Shareholders	34
Annual Report on Form 10-K	35
APPENDIX A—BLACK HILLS CORPORATION 2005 OMNIBUS INCENTIVE PLAN

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING PROCESS

Q:             Who is soliciting my proxy?

A:               The Board of Directors of Black Hills Corporation.

Q:             Where and when is the annual meeting?

A:               9:30 a.m., Mountain Time, May 25, 2005 at The Journey Museum, 222 New York Street, Rapid City, South Dakota.

Q:             What am I voting on?

A:               •  Election of four Directors in Class II:  David R. Emery, Kay S. Jorgensen, William G. Van Dyke and John B. Vering.

•       Authorization of the Black Hills Corporation 2005 Omnibus Incentive Plan.

•       Ratification of Deloitte & Touche LLP as our independent auditors for 2005.

Q:             Who can vote?

A:               Holders of our common stock as of the close of business on the record date, April 6, 2005, can vote at our annual meeting. Each share of our common stock gets one vote. Cumulative voting is permitted in the election of directors. Each share is entitled to four votes, one each for the election of four directors, and the four votes may be cast for a single person or may be distributed among two, three or four persons.

Q:             How do I vote?

A:               There are three ways to vote by proxy:

•       by calling the toll free telephone number on the enclosed proxy;

•       by using the Internet; or

•       by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.

If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for directors. You can also specify whether you approve, disapprove or abstain from the other proposals.

If you do not mark any sections, your proxy card will be voted:

•       in favor of the election of the directors named in Item 1; and

•       in favor of Items 2 and 3.

You have the right to revoke your proxy any time before the meeting by:

•       entering a new vote by telephone or Internet;

•       notifying our secretary in writing;

•       sending a later dated proxy changing your vote; or

•       attending the meeting in person and revoking your proxy at any time before the proxy is exercised.

Q:             Who will count the vote?

A:               Representatives of Wells Fargo Bank, N.A. will count the votes and serve as judges of the election.

Q:             What constitutes a quorum?

A:               As of the record date, April 6, 2005, 32,536,807 shares of our common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a “quorum.”  If you submit a properly executed proxy card, you will be considered as part of the quorum. Proxies marked as abstaining and broker non-votes on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of determining a quorum.

Q:             What vote is needed for these proposals to be adopted?

A:               The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The proposed Black Hills Corporation 2005 Omnibus Incentive Plan for New York Stock Exchange purposes requires the affirmative vote of the holders of a majority of the votes cast, provided that the total votes cast represent over 50 percent in interest of all securities entitled to vote on the Plan. In determining whether the number of votes cast represent more than 50 percent of the shares of common stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast. Broker non-votes occur if brokers are given no voting instructions from their customers with respect to the Plan, since the New York Stock Exchange rules prohibit discretionary voting on equity compensation plans.

For each other item, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:             Is cumulative voting permitted for the election of directors?

A:               In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are four directors to be elected at the annual meeting, you could allocate 400 “For” votes (four times 100) among as few or as many of the four nominees to be voted on at the annual meeting as you choose.

If you chose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

Q:             What should I do now?

A:               You should vote your shares by telephone, by the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Q:             Who conducts the proxy solicitation and how much will it cost?

A:               We are asking for your proxy for the annual meeting and will pay all the cost of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson Shareholder Communications, Inc.’s fee for these services is anticipated to be $6,000, plus out-of-pocket expenses. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and regular employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Q:             Can I revoke my proxy?

A:               Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the meeting and vote in person.

Q:             How will my shares be voted if they are held in a broker’s name?

A:               Your broker may vote shares nominally held in its name, or in what is commonly called “street name,” under some circumstances, only if you provide the broker with written instructions on how to vote.

Q:             What happens if I do not give my broker instructions?

A:               Absent your instructions, under some circumstances, these shares will not be voted. Therefore, we urge you to instruct your broker in writing to vote shares held in street name.

Q:             Who should I call with questions?

A:               If you have questions about the annual meeting, you should call Roxann R. Basham, Vice President—Governance and Corporate Secretary, at (605) 721-1700.

Q:             When are the shareholder proposals for the annual meeting held in 2006 due?

A:               In order to be considered, you must submit proposals for next year’s annual meeting in writing to our Corporate Secretary at our executive offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to December 14, 2005.

ITEM 1: ELECTION OF DIRECTORS

In accordance with our Bylaws and Article Sixth of our Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each. At this annual meeting of our shareholders, four directors will be elected to Class II of the Board of Directors to hold office for a term of three years until our annual meeting of shareholders in 2008, and until their respective successors shall be duly elected and qualified.

The Board of Directors expresses its thanks to Daniel P. Landguth and Bruce B. Brundage for their service on the Board. They will both step down as Board members effective with this Annual Meeting. Mr. Landguth will retire from the Company with 35 years of dedicated service effective with this Annual Meeting and will step down as Chairman of the Board with 16 years of Board service. Mr. Brundage has served on the Board and various Board Committees for 19 years.

Two nominees for directors are presently members of our Board of Directors, and two are not. Messrs. Van Dyke and Vering are both standing for election by our shareholders for the first time in connection with this annual meeting. Mr. Van Dyke was recommended to the Governance Committee by a non-management director and Mr. Vering was recommended by our Chief Executive Officer.  The proxy attorneys will vote your stock for the election of the four nominees for directors, unless otherwise instructed. If, at the time of the meeting, any of such nominees shall be unable to serve in the capacity for which they are nominated or for good cause will not serve, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as proxy attorneys to vote, at their discretion, for such nominees as the Governance Committee may recommend and the Board of Directors may propose to replace those who are unable to serve. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the nominees to the Board of Directors.

The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each of the following persons who are nominated as Class II Directors, each to serve for a term of three years to expire in 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Nominees for Election Until
2008 Annual Meeting—Class II

Name, Age, Principal Occupation for	Director
Last Five Years and Other Directorships	Since
David R. Emery, 42	2004

President and Chief Executive Officer of Black Hills Corporation, since January 2004. Formerly, President and Chief Operating Officer of our Retail Business Segment. Mr. Emery has 15 years of experience with Black Hills Corporation.

Kay S. Jorgensen, 54	1992

Owner and Chief Executive Officer, Jorgensen-Thompson Creative Broadcast Services, Inc., providing radio broadcast services in the Western United States, since 1997. Previously served in the South Dakota State Legislature and on various state and local boards and commissions.

William G. Van Dyke, 59	—

Chairman of Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products, since 2004. Former CEO and President of Donaldson Company, Inc., from 1996 to 2004. Currently Director of Alliant Techsystems and Graco, Inc.

John B. Vering, 55	—

Managing Director of Lone Mountain Investments, Inc., agricultural and oil and gas investments, since 2002. Co-founded PMT Energy, LLC, a natural gas and exploration company focused on the Appalachia Basin in 2003. President and Chief Operating Officer of Fossil Bay Resources, Inc., an oil and gas exploration company, from September 2000 to February 2001, and President and Chief Executive Officer of Union Pacific Resources, Inc., an exploration and production company, from 1998 to August 2000.

Directors Whose Terms Expire at
2006 Annual Meeting—Class III

Name, Age, Principal Occupation for	Director
Last Five Years and Other Directorships	Since
David C. Ebertz, 59	1998

President, Dave Ebertz Risk Management Consulting, a firm specializing in insurance and risk management services for schools and public entities, since January 2000. Owner and President, Barlow Agency, Inc., an insurance agency, from 1976 to December 1999.

John R. Howard, 64	1977

Former President, Industrial Products, Inc., an industrial parts distributor, providing equipment and supplies to the mining and manufacturing industries, from 1992 to 2003 and Special Projects Manager for Linweld, Inc. in Lincoln, Nebraska.

Stephen D. Newlin, 52	2004

President, Industrial Sector, Ecolab, Inc., a provider of services, specialty chemicals and equipment serving industrial and institutional clients, since 2003. Private Investor and Business Advisor, 2001 to 2003. President, Chief Operating Officer and Director of Nalco Chemical Company, a water/process treatment specialty chemical company from 1998 to 2001. Concurrently from 1999 to 2001, Chairman, Nalco Exxon Energy Chemicals.

Directors Whose Terms Expire at
2007 Annual Meeting—Class I

Name, Age, Principal Occupation for	Director
Last Five Years and Other Directorships	Since
Jack W. Eugster, 59	2004

Non-Executive Chairman of Shopko Stores, Inc., a general merchandise discount store chain, since 2001. Former Chairman, CEO and President of Musicland Stores, Inc., a retail music and home video company, from 1986 until his retirement in 2001. Currently Director of Donaldson Co., Inc. and Graco, Inc.

Richard Korpan, 63	2003
Former Chief Executive Officer and Chairman of Florida Progress Corporation, an electric utility located in St. Petersburg, Florida, from 1991 to December 2000.
Thomas J. Zeller, 57	1997
President, RESPEC, a technical consulting and services firm with expertise in engineering, environmental and information technologies, since 1995.

Security Ownership of Management and Principal Shareholders

The following table sets forth the beneficial ownership of our common stock as of March 15, 2005 for each director and nominee for director, each executive officer named in the summary compensation table, all of our directors and executive officers as a group, and each person or entity known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days of March 15, 2005.

Except as otherwise indicated by footnote below, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual or entity.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Options Exercisable Within 60 Days	Directors Common Stock Equivalents(1)	Total	Percentage(2)
Directors and Named Executive Officers
Bruce B. Brundage	7,532			9,368	16,900	*
Russell L. Cohen	11,987		17,928		29,915	*
David C. Ebertz	4,955			2,611	7,566	*
David R. Emery	29,205	(3)	62,190		91,395	*
Jack W. Eugster	2,000			388	2,388	*
Steven J. Helmers	13,139	(4)	33,246		46,385	*
John R. Howard	16,864			7,901	24,765	*
Everett E. Hoyt	1,232		103,375		104,607	*
Kay S. Jorgensen	5,792			4,231	10,023	*
Richard Korpan	2,000			901	2,901	*
Daniel P. Landguth	103,200		97,493		200,693	*
Stephen D. Newlin	2,487			559	3,046	*
Thomas M. Ohlmacher	37,417		51,025		88,442	*
Mark T. Thies	27,269	(5)	65,792		93,061	*
William G. Van Dyke	—				—	*
John B. Vering	500	(6)			500	*
Thomas J. Zeller	3,294	(7)		2,931	6,225	*
All directors and executive officers as a group (21 persons)	333,354		640,667	28,890	1,002,911	3.1%
Five Percent Shareholders
Barclays Global Investors, NA and Barclays Global Fund Advisors, et. al. 45 Freemont Street San Francisco, CA 94105	3,644,854	(8)			3,644,854	11.2%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,270,599	(9)			2,270,599	7.0%

             *  Represents less than one percent of the common stock outstanding.

(1)          Represents common stock allocated to the directors’ accounts in the directors’ stock based compensation plan, of which the trustee has sole voting and investment authority.

(2)          Shares of common stock which were not outstanding but could be acquired by a person upon exercise of an option within sixty days of March 15, 2005, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(3)          Includes 10,399 shares owned jointly with Mr. Emery’s spouse as to which he shares voting and investment authority.

(4)          Includes 2,230 shares owned jointly with Mr. Helmer’s spouse as to which he shares voting and investment authority, 115 shares held in a trust which he shares voting and investment authority and 150 shares held by Mr. Helmer’s sons as to which he has no voting or investment authority.

(5)          Includes 6,629 shares owned jointly with Mr. Thies’ spouse as to which he shares voting and investment authority.

(6)          Owned jointly with Mr. Vering’s spouse as to which he shares voting and investment authority.

(7)          Includes 225 shares owned jointly with Mr. Zeller’s spouse as to which he shares voting and investment authority.

(8)          Information is as of December 31, 2004, and is based on a Schedule 13G filed on February 14, 2005.

(9)          Information is as of December 31, 2004 and is based on a Schedule 13G filed on February 14, 2005 - represents shares owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of the securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of our records and copies of reports on Form 3, 4 and 5 furnished to us, we believe that during 2004 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

The Board, Committees and Corporate Governance Matters

Board of Directors.   Directors of Black Hills Corporation review and approve our strategic plan and oversee management of the Company. Our Board of Directors held eleven meetings during 2004. All directors attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the director served. The Company encourages directors to attend the annual shareholders’ meeting. Nine of the ten directors holding office during 2004 were in attendance at the 2004 annual meeting of shareholders.

Corporate Governance Guidelines and Code of Ethics.   The Board’s Corporate Governance Guidelines (the “Guidelines”) meet or exceed the listing standards of the New York Stock Exchange (“NYSE”). The Guidelines state “To be independent, the Board should consist of a substantial majority of outside, Independent Directors, with a maximum of three inside, employee Directors.”  In addition, the Board has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and certain other persons performing similar functions. The full text of the Guidelines and the Code of Ethics can be found in the “Governance” section of the Company’s website (www.blackhillscorp.com/corpgov.htm). Copies may also be obtained upon request from the Company’s

Corporate Secretary. Please note that none of the information contained on our website is incorporated by reference in this proxy statement.

Board Independence.   The Board of Directors has determined that all of the directors nominated for election at the annual meeting and all current directors except Messrs. Landguth and Emery are “independent” under the Company’s independence standards as set forth in the Guidelines. These standards require a finding that the individual director satisfies all of the “independence standards” of the NYSE and also that the director has no material relationships with the Company, either directly or as a partner, shareholder or executive officer of an organization, that would interfere with the director’s exercise of independent judgment. In making its determinations, the Board reviewed all commercial, familial and charitable relationships of the directors with the Company, broadly considering all relevant facts and circumstances. Messrs. Landguth and Emery are not independent because they are senior executives of the Company.

Executive Committee.   Our Executive Committee is comprised of David R. Emery, John R. Howard, Kay S. Jorgensen, Daniel P. Landguth and Thomas J. Zeller, with Mr. Landguth serving as Chairperson. The Committee acts upon authority delegated by the Board of Directors in the interval between meetings of the Board. The Executive Committee held one meeting in 2004.

Lead Director, Executive Sessions and Communications with the Board.   In late 2001, the Board of Directors established the position of Lead Director. John R. Howard was elected to hold this position, and continues to do so. The responsibilities of Lead Director, as provided in the Board’s Governance Guidelines, are to chair executive sessions of the Independent Directors and communicate the Board’s annual evaluation of the Chairman and CEO to those individuals. The Lead Director, together with the Independent Directors, establishes the agenda for executive sessions, which are held at the end of each regular Board meeting. The Lead Director serves as a liaison between the Independent members of the Board and the Chairman and CEO, and discusses, to the extent appropriate, matters discussed by the non-management directors in executive session. The Lead Director also presides over regular meetings of the Board in the absence of the Chairman. Shareholders and others interested in communicating directly with the Lead Director, with the non-management directors as a group, or the Board of Directors may do so in writing to the Lead Director, Black Hills Corporation, P.O. Box 1400, 625 Ninth Street, Rapid City, South Dakota, 57709.

Compensation Committee.   Our Compensation Committee is comprised of David C. Ebertz, John R. Howard, Kay S. Jorgensen, Richard Korpan and Thomas J. Zeller, with Mr. Zeller serving as Chairperson. The Committee performs functions required by the Board of Directors in the administration of all federal and state statutes relating to employment and compensation and considers and approves the Company’s compensation program including benefits, stock option plans and stock ownership plans. The Committee annually (i) reviews the performance of the President and Chief Executive Officer, in conjunction with the Independent Directors, and recommends to the Independent Directors the compensation level for the Chief Executive Officer, (ii) reviews the Chief Executive Officer’s evaluation of the Chief Operating Officer—Wholesale, Chief Operating Officer—Retail and Chief Financial Officer and recommends to the Board the compensation levels for these three officer positions, and (iii) reviews the Chief Executive Officer’s evaluation and compensation recommendations for the other senior executive officers and the subsidiary business unit leaders, and reports its actions to the full Board. All of the members of the Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee held eight meetings in 2004.

Audit Committee.   Our Audit Committee is comprised of Bruce B. Brundage, John R. Howard, Kay S. Jorgensen and Thomas J. Zeller, with Mr. Brundage serving as Chairperson. The Committee appoints an independent accounting firm for ratification by our shareholders, pre-approves all audit and non-audit services provided by the external auditors, reviews the scope and results of the annual audit including reports and recommendations of the independent auditors, reviews our internal audit function, and periodically confers with the internal audit group, our management, and our independent accountants. All of the members of the Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Audit Committee held five meetings in 2004.

Governance Committee.   Our Governance Committee is comprised of Bruce B. Brundage, David C. Ebertz, Jack W. Eugster, John R. Howard and Stephen D. Newlin, with Mr. Howard serving as Lead Director and Chairperson. The Governance Committee operates under a written charter, the full text of which is available in the “Governance” section of the Company’s website (www.blackhillscorp.com/corpgov.htm). A copy may also be obtained upon request from the Company’s Corporate Secretary. The Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. The Bylaws and the Charter of the Governance Committee provide that the Lead Director shall serve as Chairperson. All of the members of the Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Governance Committee held five meetings in 2004.

Members of the Committees referred to above are designated by our directors upon recommendation of the Governance Committee each year at a meeting held following our annual meeting of shareholders.

Consideration of Director Nominees.   The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Board candidates are considered based upon various criteria, including diverse business, administrative and professional skills or experiences; an understanding of relevant industries, technologies and markets; financial literacy; independence status; the ability and willingness to contribute time and special competence to Board activities; personal integrity and independent judgment; and a commitment to enhancing shareholder value. The Committee considers these and other factors as it deems appropriate, given the current needs of the Board and the Company. The Committee considers candidates for Board membership suggested by a variety of sources, including current or past Board members, members of management and shareholders. There are no differences in the manner by which the Committee evaluates director candidates recommended by shareholders from those recommended by other sources. The Committee has also retained a third-party executive search firm to identify candidates upon request of the Committee from time to time.

Nominations from our shareholders for membership on the Board of Directors will be considered by the Governance Committee. A shareholder who wishes to submit names for future consideration for Board membership should do so in writing, with whatever supporting material the shareholder considers appropriate, addressed to Governance Committee, c/o Corporate Secretary, Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota 57709.

Directors’ Fees

Directors who are not officers receive an annual fee of $24,000 plus a fee of $1,000 for each board meeting and committee meeting attended, provided such committee meetings are substantive in nature and content. Also, the Lead Director receives an annual retainer fee of $8,000 and the Committee Chairpersons receive an annual retainer fee of $4,000.

In addition, each outside director receives common stock equivalents equal to $15,000 per year divided by the market price of our common stock. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the director.

Members of our Board of Directors are required to beneficially own 100 shares of common stock when they are initially elected a director and to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the director has accumulated at least 2,000 shares of common stock.

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors is composed entirely of independent directors. The Committee is responsible for developing and overseeing the implementation of the Company’s executive compensation philosophy, policies and programs. The components of our executive compensation program consist of a base salary, an annual incentive plan and a long-term incentive award program. The Committee oversees and administers the incentive compensation programs including the determination of the annual and long-term incentive awards.

The executive compensation strategy is based on principles designed to:

•       Promote the relationship between pay and performance;

•       Attract, retain and encourage the development of highly qualified and motivated executives;

•       Recognize and reward outstanding performance;

•       Provide compensation that is competitive; and

•       Promote overall corporate performance linked to the interest of our shareholders.

The full text of the Compensation Committee Charter is available in the “Governance” section of the Company’s website (www.blackhillscorp.com/corpgov.htm). A copy may also be obtained upon request from the Company’s Corporate Secretary.

The Committee retains the services of an independent international consulting firm, Hewitt Associates, to provide information regarding practices and trends in compensation programs and to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business. In response to the increased competition in the energy industry and changes in the size and mix of our business, the comparator groups are comprised of both utility and general industry companies. (The companies included in the comparative analysis are not identical to those included in the EEI Investor-Owned Electrics Index and the S&P Midcap 400 Electric Utilities Index in the Stock Performance Graph included in this proxy statement). The Committee seeks to establish a market based competitive compensation program that is at or near the median of the comparative groups surveyed. To further align compensation to shareholder interests, the base salary component is targeted at the 95th percentile of the median, with the dollar value of the 5 percent differential added to the long-term compensation component. Recommendations made by the Committee are based upon the market analysis, company performance, achievement of individual performance objectives and level and nature of responsibilities. The Committee believes that appropriate compensation levels succeed in both attracting and motivating high quality employees.

Stock ownership guidelines are applicable to all officers participating in the Long-Term Incentive Plan (as described below). Black Hills Corporation believes it is important for officers to hold Company stock which further links performance to the interest of our shareholders. A “retention ratio” approach to stock ownership is incorporated into the guidelines. This approach requires officers to retain 100 percent of all shares owned, including shares awarded through Company incentive plans (net of share withholding for taxes) until specific ownership goals are achieved. Ownership guidelines are denominated in shares which are equal to approximate multiples of base pay. The Chief Executive Officer—90,000 shares, senior management officers—25,000 shares, other corporate officers and business unit leaders—5,000 shares.

The year 2004 was a transition year for the Chief Executive Officer position. In January 2004, the Board of Directors named David R. Emery the new Chief Executive Officer and Daniel P. Landguth resigned from that role. Mr. Landguth continues to serve as Chairman and is paid in accordance with his employment contract dated December 20, 2002, and described under Executive Employment Contracts and Change of Control Agreements on page 21 of this proxy statement. Effective with the appointment of Mr. Emery as the Chief Executive Officer, the Compensation Committee recommended an initial base salary of $400,000 for Mr. Emery. In determining the base salary, the short-term incentive targets and the long-term incentive targets, the Committee considered the recommendations from the Hewitt Associates study for market based compensation for the Chief Executive Officer, the relationship of the Chief Executive Officer’s compensation in proportion to other executive officer positions, and Mr. Emery’s experience level. Based upon this analysis, the Committee recommended to the Board of Directors, which was approved, a base salary, a short-term incentive target and long-term incentive targets for Mr. Emery equal to approximately 80 percent of the median of the comparative groups surveyed.

In prior years the Committee normally would review officer salaries and make adjustments to the base amounts to be effective in June. In 2004, the Committee made a decision to not adjust base salaries and changed the schedule for the review of base salaries with future normal adjustments to become effective in January.

We currently maintain a variety of employee benefit plans and programs in which our Named Executive Officers (those listed in the Summary Compensation Table) participate, including the Short-Term Annual Incentive Compensation Program, the Retirement Savings Plan, the Pension Plan, the Pension Equalization Plan, the Nonqualified Deferred Compensation Plan and the Long-Term Incentive Compensation Plan.

The Short-Term Annual Incentive Compensation Program is designed to recognize and reward the contributions of individual executives as well as the contributions that group performance makes to corporate success. Our corporate officer group, as well as the business unit leaders and other key employees, are eligible to participate in this plan. The program’s goal for the corporate officers is based upon the earnings per share of the Company. The program goals for the business unit leaders and other key employees are based upon earnings per share of the Company and specific business unit financial and strategic goals.  Specific performance goals include items such as divisional earnings and strategic objectives, acquisition and divestiture activities, and employee and organizational development. Target award levels are a percent of each participant’s base salary. A target award is comparable to the average payout award of the comparator group at the 50th percentile level. The target percentage for Mr. Emery, our Chief Executive Officer, in 2004 was 50 percent of base salary. Target levels for other corporate officers vary based upon competitive benchmarks and position and range from 30 percent to 50 percent. The Chief Executive Officer’s award opportunity can range from zero percent to two times the target percent. The Compensation Committee has the discretion to adjust any award and will review and take into account individual performance, level of contribution and the accomplishment of specific project goals that were initiated throughout the plan year. Because 2004 corporate financial goals were not met, our corporate officers did not receive payouts under this plan for 2004, with the exception of one corporate officer who received a payout for goals achieved in a prior business unit leader position that was held for a portion of the year.

Long-term incentive compensation is based on long-term incentives granted by the Compensation Committee under our 2001 Omnibus Incentive Compensation Plan (“Omnibus Incentive Plan”) which was previously approved by our shareholders. The Omnibus Incentive Plan is intended to promote our goals and link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; to provide teamwork among participants; and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants who make significant contributions to our success and allow participants to share in such success. The Compensation Committee oversees the administration of the Omnibus Incentive Plan with full power and authority to determine when and to whom awards will be granted and the type, amount and other terms and conditions of each award. The Compensation Committee believes that executive compensation tied to stock price appreciation and total shareholder return is an effective way to align the interests of management with those of our shareholders.

In 2004, awards of restricted stock or restricted stock units and performance shares were granted to corporate officers who participated in the Long-Term Incentive Compensation Plan. The value of these awards were reflective of competitive market based data presented by Hewitt Associates. Restricted shares and units vest one-third a year over a three-year period and automatically vest upon death, disability, retirement or a change in control. Dividends are paid on the restricted shares and dividends accrue on restricted stock units; however, any unvested restricted shares or units are forfeited if an officer’s employment is terminated for any reason other than death, disability, retirement or vesting in connection with a change of control. Our Chairman, Mr. Landguth, received an award of 9,824 restricted shares and our Chief Executive Officer, Mr. Emery, received an award of 6,894 restricted shares. Awards of restricted stock and restricted stock units to other plan participants ranged from 655 shares to 6,894 shares.

In 2004, the Committee granted performance share target awards, with dividend equivalents, for the first time as a component of the Long-Term Incentive Compensation Plan. Entitlement to performance shares is based on our total shareholder return over designated performance periods as measured against the S&P Midcap 400 Electric Utilities Index (which is the new peer group in our Stock Performance Graph included in this proxy statement). In addition, our stock price must also increase during the performance periods. The Chairman received a performance share target grant of 3,143 shares for the March 1, 2004 to December 31, 2005 performance period and 6,382 shares for the March 1, 2004 to December 31, 2006 performance period. The Chief Executive Officer received a performance share target grant of 2,206 shares for the March 1, 2004 to December 31, 2005 performance period and 4,479 shares for the March 1, 2004 to December 31, 2006 performance period. Other plan participants received performance share target grants that ranged from 210 to 2,206 for the March 1, 2004 to December 31, 2005 performance period and 425 to 4,479 for the March 1, 2004 to December 31, 2006 performance period. The final value of the performance shares will be based upon the number of shares of common stock that are ultimately granted based upon the performance criteria. At the end of each respective performance period, actual awards may range from 0 percent to 175 percent of the target amounts. A 100 percent payout of the target shares occurs if our total shareholder return exceeds the 50th percentile of the peer group. The performance awards and dividend equivalents, if earned, are paid in 50 percent cash and 50 percent common stock.

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any of its four most highly compensated executive officers. However, compensation, which qualifies as “performance-based” is excluded from the $1 million limit, if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests and may from time to time pay compensation to our executive officers that may not be deductible for tax purposes.

COMPENSATION COMMITTEE

David C. Ebertz	John R. Howard	Kay S. Jorgensen
Richard Korpan	Thomas J. Zeller, Chairperson

The following table sets forth the compensation we paid for the fiscal year ended December 31, 2004, to our Chief Executive Officer, our former Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers at the end of 2004, and one executive officer that retired during 2004. Compensation amounts shown in the table are based upon calendar earnings. In 2003 and prior years, adjustments to the compensation of executive officers normally occurred on June 1 of each year. No base salary adjustments were made to executive officers in 2004 unless due to promotion. Beginning in 2005, normal base salary adjustments will occur in January of each year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards(2)	Securities Underlying Options Granted	All Other Compensation(3)
David R. Emery President and Chief Executive Officer	2004 2003 2002	$392,485 199,866 179,671	— $138,363 76,713	$200,000 112,500 50,018	— 21,287 4,595	$6,150 6,000 6,000
Daniel P. Landguth Chairman and Former Chief Executive Officer	2004 2003 2002	$537,160 528,419 510,084	— $ 110,789 176,126	$285,000 427,500 250,000	— 52,390 24,295	— — —
Thomas M. Ohlmacher President and Chief Operating Officer of Wholesale Business Segment	2004 2003 2002	$322,300 309,100 292,142	$48,405 120,086 325,013	$185,000 277,500 110,035	— 49,007 9,190	$27,401 54,427 6,000
Everett E. Hoyt Former President and Chief Operating Officer	2004 2003 2002	$319,453 356,396 345,346	— $ 68,006 97,036	$200,000 300,000 110,039	— 36,765 10,110	— — —
Mark T. Thies Executive Vice President and Chief Financial Officer	2004 2003 2002	$259,100 254,869 240,635	— $ 38,865 136,776	$100,000 150,000 72,482	— 18,382 6,665	$6,150 6,000 6,000
Steven J. Helmers Senior Vice President and General Counsel	2004 2003 2002	$240,000 232,046 214,846	— $ 31,500 79,500	$67,500 101,250 60,021	— 12,408 10,110	$6,150 6,000 6,000
Russell L. Cohen Senior Vice President and Chief Risk Officer	2004 2003 2002	$234,000 230,192 138,462	— $ 35,100 155,800	$75,000 112,500 50,000	— 13,787 20,000	$2,160 1,817 1,817

(1)          Bonus amounts include amounts earned under the Short-Term Annual Incentive Plan. In addition, Mr. Emery’s bonus in 2003 includes a $50,000 deal bonus;  Mr. Ohlmacher’s bonus in 2004 includes a $32,000 relocation bonus to compensate for additional state income taxes and $16,405 for tax gross-up for relocation costs;  Mr. Ohlmacher’s bonus in 2003 includes an $85,000 deal bonus and $35,086 for tax gross-up for relocation costs;  Mr. Cohen’s bonus in 2002 includes a $100,000 performance bonus.

(2)          Valued at fair market value on the date of grant. The restricted stock vests one-third a year for three years from date of grant, assuming continued employment. The officers have the option of taking restricted stock or deferring the award into restricted stock units. Dividends are paid on the restricted stock. Dividends accrue as reinvested stock units on the restricted stock units.

At December 31, 2004, the named officers had the following amounts of restricted stock or unvested restricted stock units:  Mr. Emery—10,039 shares ($307,997); Mr. Landguth—9,824 shares and 12,656 restricted stock units ($689,686); Mr. Ohlmacher—13,913 restricted stock units ($426,851) Mr. Hoyt—0 shares ($0); Mr. Thies—7,696 restricted stock units ($236,113); Mr. Helmers—5,300 shares ($162,604);and Mr. Cohen—5,731 restricted stock units ($175,827).

(3)          All other compensation includes amounts allocated under the 401(k) match. In addition, Mr. Ohlmacher’s Other Compensation for 2004 and 2003 includes $24,054 and $52,337 for relocation costs, respectively.

There were no options granted to the named executive officers during 2004.

The following table provides information on stock option exercises by the named executive officers during 2004 and the value of such officers’ unexercised options at December 31, 2004.

STOCK OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at 12/31/04 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/04 Exercisable/Unexercisable(2)
David R. Emery	—	$—	58,158/15,724	$380,366/$39,757
Daniel P. Landguth	—	$—	97,493/43,026	$590,151/$90,461
Thomas M. Ohlmacher	35,000	$349,564	42,961/35,736	$186,298/$90,620
Everett E. Hoyt	16,500	$218,845	103,375/0	$574,266/$0
Mark T. Thies	—	$—	63,570/14,477	$482,846/$31,740
Steven J. Helmers	—	$—	29,876/11,642	$10,712/$21,424
Russell L. Cohen	—	$—	17,928/15,859	$11,901/$23,807

(1)          Value realized is the market value of the shares at exercise date minus the exercise price.

(2)          Value of unexercisable options is the market value of the shares at year-end minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN 2004(1)

	Number of Shares,		Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold Shares	Target Shares	Maximum Shares
David R. Emery	2,206 4,479	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	22 45	2,206 4,479	3,861 7,838
Daniel P. Landguth	3,143 6,382	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	31 64	3,143 6,382	5,500 11,169
Thomas M. Ohlmacher	2,040 4,143	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	20 41	2,040 4,143	3,570 7,250
Everett E. Hoyt	2,206 4,479	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	22 45	2,206 4,479	3,861 7,838
Mark T. Thies	1,103 2,239	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	11 22	1,103 2,239	1,930 3,918
Steven J. Helmers	744 1,512	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	7 15	744 1,512	1,302 2,646
Russell L. Cohen	827 1,679	Mar 1, 2004 to Dec 31, 2005 Mar 1, 2004 to Dec 31, 2006	8 17	827 1,679	1,447 2,938

(1)          Performance shares were granted in 2004 under the Long-Term Incentive Plan and represent the opportunity to receive an award, payable 50 percent cash and 50 percent common stock, at the end of the performance period, based upon our total shareholder return relative to a peer group of companies designated as the S&P Midcap 400 Electric Utilities Index. In addition, our common stock price must also increase during the performance periods. The payout ranges from 0 percent for a rank of the 30th percentile or below, to 50 percent at the 40th percentile, 100 percent at the 50th percentile and 175 percent at the 80th percentile or above. Dividend equivalents also were granted and accrue during the performance period on any shares that are actually earned by the participant.

Equity Compensation Plan Information

The following table includes information as of December 31, 2004 with respect to our equity compensation plans. These plans include the 1996 Stock Option Plan, the 1999 Stock Option Plan, the 2001 Omnibus Incentive Compensation Plan, the Employee Stock Purchase Plan, the Outside Directors Stock Based Compensation Plan and the Short-Term Annual Incentive Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	1,388,528	(2)	$28.14 (2)	446,662	(3)
Equity compensation plans not approved by security holders(4)	11,723	(5)	— (5)	131,281	(6)
Total	1,400,251			577,943

(1)          Consists of the 1996 Stock Option Plan, the 1999 Stock Option Plan, the 2001 Omnibus Incentive Plan and the Employee Stock Purchase Plan.

(2)          Includes 98,659 full value awards outstanding as of December 31, 2004, comprised of restricted stock units and performance shares. The weighted average exercise price does not include the restricted stock units and performance shares. In addition, 41,587 shares of unvested restricted stock were outstanding as of December 31, 2004, which are not included in the above table because they have already been issued.

(3)          119,705 shares are available for future issuance under the Employee Stock Purchase Plan, 7,055 shares are available for issuance under the 1996 and 1999 Stock Option Plans and 319,902 shares are available for issuance under the 2001 Omnibus Incentive Compensation Plan. Shares under the 2001 Omnibus Incentive Compensation Plan may be issued in connection with stock options, stock appreciation rights, restricted stock (limited to 100,357 shares), performance shares, performance units and cash-based awards.

(4)          Consists of the Outside Directors Stock Based Compensation Plan and the Short-Term Annual Incentive Plan.

(5)          Represents common stock equivalents under the Outside Directors Stock Based Compensation Plan, of which there is no exercise price.

(6)          Represents shares available for issuance under the Short-Term Annual Incentive Plan.

The following two equity compensation plans have not been approved by our shareholders.

Outside Directors Stock Based Compensation Plan

The Outside Directors Stock Based Compensation Plan was adopted by us effective January 1, 1997. The purpose of the plan is to provide to outside directors certain benefits in order to attract and retain competent and hardworking individuals whose abilities, experience and judgment can contribute to our well-being and the well-being of our shareholders and to further align the long-term interests of our outside directors with those of our shareholders by paying a portion of board compensation in the form of Company common stock equivalents. Each outside director receives a monthly addition to their common stock equivalent memorandum account (Account) in the amount of the number of Company common stock equivalents determined by dividing their monthly benefit (currently $1,250) by the market price of the Company’s common stock on the last day of the month. At the time an outside director becomes a participant in the plan, the director makes an election designating the age benefit payments are to begin (Benefit Payment Date) and whether they want to take the benefit payments in cash or in Company common stock. If the director elects to have the benefit paid in cash, the value is calculated by multiplying the number of common stock equivalents in the director’s Account by the market value of the Company’s common stock on the Benefit Payment Date. If the director elects to have the benefit paid in Company common stock, the director will receive shares of Company common stock equal to the number of common stock equivalents in the director’s Account.

Short-Term Annual Incentive Plan

The Short-Term Annual Incentive Plan was adopted by the Board of Directors, effective January 1, 1998, to attract and keep in our employ persons of experience and ability by providing additional incentives to those who contribute significantly to the successful and profitable operation of the business and affairs of our company and its subsidiaries. The plan provides an opportunity for these employees to participate in the successful results of operations through awards, granted on a merit basis. Employees eligible to participate in the plan are the officers of the Company, of whom the Compensation Committee of the Board of Directors (the Committee) shall annually designate to participate in the plan for that year and certain key employees. Each participant is assigned a target incentive award determined as a percent of the participant’s base salary. In determining the target incentive award for each participant, the Committee considers the positions and responsibilities of the participant, the participant’s accomplishments during the year, the value of such accomplishments to the Company and such other factors as the Committee deems pertinent. Each participant has the opportunity to earn various percentages of the target incentive award. The percentage of the target incentive award to be earned by each participant is determined by the application of objective performance measurements determined by the Committee, such as earnings per share. The application of the participant’s target incentive award to actual performance results creates the actual award for each participant. The Board of Directors may require a portion or all of the incentive award paid to participants to be in the form of our common stock. Stock utilized for any incentive award under the plan may be treasury shares, shares purchased on the open market or shares acquired through the optional cash payment feature of our dividend reinvestment plan.

Retirement Plans

We have a defined benefit retirement plan, a pension plan, covering approximately 56 percent of our employees. The plan provides benefits at retirement based on length of employment service and average monthly pay in the five consecutive calendar years of highest earnings out of the last ten years. Our employees do not contribute to the plan. The amount of annual contribution by us to the plan is based on an actuarial determination. Accrued benefits become 100 percent vested after an employee completes five years of service.

We also have a Pension Equalization Plan, a nonqualified supplemental plan, in which benefits are not tax deductible until paid. The plan is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the defined benefit retirement plan, will approximate retirement benefits being paid by other employers to its employees in similar executive positions. The employee’s pension from the qualified pension plan is limited under current law to $170,000 annually and the compensation taken into account in determining contributions and benefits cannot exceed $210,000 and cannot include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans such as the Pension Equalization Plan is not subject to these limits. A participant under the Pension Equalization Plan does not qualify for benefits until the benefits become vested under a vesting schedule—20 percent after three years of employment under the plan increasing up to 100 percent vesting after eight years of employment under the plan. No credit for past service is granted under the Pension Equalization Plan. The annual benefit is 25 percent of the employee’s average earnings, if salary was less than two times the Social Security Wage Base, or 30 percent, if salary was more than two times the Social Security Wage Base, multiplied by the vesting percentage. Average earnings are normally an employee’s average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual Pension Equalization Plan benefit is paid on a monthly basis for 15 years to each participating employee and, if deceased, to the employee’s designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more. A participant with vested benefits who is 55 years of age or more and no longer an employee of the Company may elect to be paid benefits beginning at age 55 or older, subject to a discount of such benefits.

In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified pension plan annual compensation limitation of $210,000 or includes nonqualified deferred compensation, then the participant shall receive an additional benefit which is measured by the difference between (i) the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the defined benefit retirement plan.

Participants in the Pension Equalization Plan are designated by our Board of Directors upon recommendation of the Chief Executive Officer. No participants have been added to the plan since 2002.

Retirement Benefits

The following table illustrates estimated annual benefits payable under the defined benefit retirement plan and the Pension Equalization Plan to our employees who retire at the normal retirement date.

	Years of Service
Annual Pay	15 Years	20 Years	25 Years	30 Years	35 Years
$200,000	$102,223	$117,297	$132,372	$147,446	$162,520
250,000	128,473	147,547	166,622	185,696	204,770
300,000	154,723	177,797	200,872	223,946	247,020
350,000	180,973	208,047	235,122	262,196	289,270
400,000	207,223	238,297	269,372	300,446	331,520
450,000	233,473	268,547	303,622	338,696	373,770
500,000	259,723	298,797	337,872	376,946	416,020
550,000	285,973	329,047	372,122	415,196	458,270
600,000	312,223	359,297	406,372	453,446	500,520
650,000	338,473	389,547	440,622	491,696	542,770
700,000	364,723	419,797	474,872	529,946	585,020
750,000	390,973	450,047	509,122	568,196	627,270
800,000	417,223	480,297	543,372	606,446	669,520
850,000	443,473	510,547	577,622	644,696	711,770

Estimated annual benefits, payable under the defined benefit retirement plan and the Pension Equalization Plan, for the named executive officers shown in the preceding summary compensation table, using actual years of credited service at December 31, 2004, and commencement of payment of the retirement benefits at age 65 are as follows:  David R. Emery, 15 years, $165,560; Daniel P. Landguth,

35 years, $604,114; Thomas M. Ohlmacher, 30 years, $378,925; Everett E. Hoyt, 31 years, $315,489; Mark T. Thies, 7 years, $111,582; Steven J. Helmers, 3 years, $16,192, and Russell L. Cohen, 2 years, $0. Mr. Hoyt’s benefits are reduced for pension benefits received from prior employment.

The benefits in the foregoing table were calculated as a straight life annuity. Amounts shown are exclusive of Social Security benefits and include benefits from both the defined benefit retirement plan and from the Pension Equalization Plan assuming a 100 percent vested interest in the Pension Equalization Plan.

Nonqualified Deferred Compensation Plan

We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility is determined by the Compensation Committee. Eligible employees may elect to defer up to 50 percent of their base salary, up to 100 percent of their Short-Term Annual Incentive Plan Award, including Company stock, and elect to defer restricted stock grants in the form of restricted stock units. The deferrals are deposited into a trust account where the participants may direct the investment of the deferrals (except for Company stock and restricted stock unit deferrals) as allowed by the plan. Participants have the choice of choosing a fixed rate option which was 6.21 percent in 2004. Investment earnings are credited to the participants’ accounts. Upon retirement, the Company will distribute the account balance to the participant according to the distribution election filed with the Compensation Committee. The participants may elect either a lump sum payment to be paid within 30 days of retirement, or annual or monthly installments over a period of years designated by the participant, but not to exceed 15 years.

Retirement Savings Plan

We have a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, which permits our employees and those of our subsidiaries, including officers, to elect to invest up to 20 percent of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code.

We provide a matching contribution of 100 percent of the employee’s tax deferred contribution, subject to a maximum of three percent of the employee’s compensation. Employees may invest the contribution provided by the Company in any of the investment choices offered in the Retirement Savings Plan.

Distribution from the fund will be made to employees at termination of employment, retirement, death, or in case of hardship. No amounts were paid or distributed pursuant to the Retirement Savings Plan to the individuals named herein nor to the officers as a group.

Executive Employment Contracts and Change of Control Agreements

The following describes the employment contracts and change of control agreements that are in place for certain executives named in the Summary Compensation Table.

Daniel P. Landguth

Mr. Landguth executed an employment contract with Black Hills Corporation, as approved by the Board of Directors, effective December 20, 2002. Under the Agreement, Mr. Landguth was to be employed as Chief Executive Officer of the Company until May 31, 2005 (“Termination Date”), when Mr. Landguth was to retire as an executive officer of the Company unless the succession planning process of the Board resulted in an earlier retirement that coincided with the appointment of a new Chief Executive Officer. During his employment as Chief Executive Officer under the contract, Mr. Landguth’s annualized salary was a base sum not less than $516,500. The contract stated that if a new Chief Executive Officer was appointed prior to Mr. Landguth’s Termination Date, then Mr. Landguth is to be paid pursuant to the Agreement through May 31, 2005. In January 2004, the Board appointed a new Chief Executive Officer and Mr. Landguth resigned from that role. The Agreement further provides for the engagement of Mr. Landguth as an independent contractor consultant of the Company from June 1, 2005 through May 31, 2008. As a non-employee consultant, Mr. Landguth shall be paid as follows: From June 1, 2005 to May 31, 2006, the sum of $300,000; From June 1, 2006 to May 31, 2007, the sum of $200,000; and From June 1, 2007 to May 31, 2008, the sum of $100,000. The Agreement also provides that Mr. Landguth, beginning on June 1, 2005, shall receive payment of undiscounted Pension Equalization Plan benefits at age 58, at the rate and on the terms that would have been payable commencing at the age of 62 (approximately $800,000 of value).

The Agreement may be terminated without cause by either party, on thirty (30) days written notice. In the event of termination by the Company without cause, Mr. Landguth shall receive payment of compensation and benefits through the Termination Date. A termination of the Agreement pursuant to a “change of control” of the Company is deemed to constitute a termination without cause. Mr. Landguth shall likewise receive payment through the Termination Date in the event he terminates the Agreement for “good reason.”                The Agreement defines “good reason” for termination to include non-consensual changes in any of Mr. Landguth’s duties or responsibilities; any material, uncured failure by the Company to comply with any of the provisions of the Agreement; any non-consensual requirement by the Company that Mr. Landguth be based at any office or location other than an office or location in Rapid City, South Dakota, except for travel reasonably required in the performance of his responsibilities; and any proposed termination by the Company of the employment otherwise than as permitted by the Agreement. If the Company terminates the Agreement for “just cause,” however, Mr. Landguth shall receive thirty (30) days written notice of termination, with no employment compensation or benefits paid beyond the date of termination. “Just cause” for termination includes an act of dishonesty on Mr. Landguth’s part which is intended to result in his substantial personal enrichment at the expense of the Company; repeated violations by Mr. Landguth of his obligations under the Agreement which are demonstrably willful and deliberate and which result in material injury to the Company; conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on the Company’s reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or fraudulent conduct in connection with the business or affairs of the Company, regardless of whether the conduct is designed to defraud the Company or others.

In consideration of the Agreement, Mr. Landguth agreed to cancel his Change of Control Agreement previously executed with the Company.

Everett E. Hoyt

Mr. Hoyt executed an employment contract with Black Hills Corporation, as approved by the Board of Directors, effective December 20, 2002. Under the Agreement, Mr. Hoyt was employed to perform services as assigned by the Chief Executive Officer of the Company until August 8, 2004 (“Termination Date”), when Mr. Hoyt reached age 65 and retired as an executive officer of the Company. During the term of the Agreement, Mr. Hoyt’s annualized salary was defined to be a base sum not less than $347,800; the Board of Directors could approve annual increases in the salary rate; and Mr. Hoyt was eligible to participate in incentive and other bonus programs customarily provided to executive officers of the Company.

The Agreement could have been terminated without cause by either party, on thirty (30) days written notice. In the event of termination by the Company without cause, Mr. Hoyt would have received payment of compensation and benefits through the Termination Date. A termination of the Agreement pursuant to a “change of control” of the Company was deemed to constitute a termination without cause. Mr. Hoyt

would have likewise received payment through the Termination Date in the event he terminated the Agreement for “good reason.”    The Agreement defined “good reason” for termination to include non-consensual changes in any of Mr. Hoyt’s duties or responsibilities; any material, uncured failure by the Company to comply with any of the provisions of the Agreement; any non-consensual requirement by the Company that Mr. Hoyt be based at any office or location other than an office or location in Rapid City, South Dakota, except for travel reasonably required in the performance of his responsibilities; and any proposed termination by the Company of the employment otherwise than as permitted by the Agreement. If the Company would have terminated the Agreement for “just cause,” however, Mr. Hoyt would have received thirty (30) days written notice of termination, with no employment compensation or benefits paid beyond the date of termination. “Just cause” for termination included an act of dishonesty on Mr. Hoyt’s part which would have been intended to result in his substantial personal enrichment at the expense of the Company; repeated violations by Mr. Hoyt of his obligations under the Agreement which were demonstrably willful and deliberate and which would have resulted in material injury to the Company; conduct of a criminal nature which had or which would have more likely than not to have a material adverse effect on the Company’s reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or fraudulent conduct in connection with the business or affairs of the Company, regardless of whether the conduct was designed to defraud the Company or others.

In consideration of the Agreement, Mr. Hoyt agreed to cancel his Change of Control Agreement previously executed with the Company.

Coincident with the execution of the Agreement, the Board of Directors also approved a First Amendment to the Agreement for Supplemental Pension Benefit dated January 20, 1992. The Agreement for Supplemental Pension Benefits, executed following Mr. Hoyt’s employment with the Company, provided that Mr. Hoyt would receive credit for years of service with a prior employer, for purposes of calculating his entitlement to benefits under the Company’s Pension Plan. The Amendment provided that the term “Pension Plan” includes the Employee’s Defined Benefit Plan, Pension Plan, and Pension Equalization Plan.

Change of Control Agreements

We have entered into change of control severance agreements with senior executive officers and other key employees. The change of control severance agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. The Board of Directors plans a full review of these agreements in 2005.

A change in control is defined in the agreements as:

•       an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, or any of our subsidiaries; or

•       members of our incumbent Board of Directors at the time the agreements were executed cease to constitute at least two-thirds of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or

•       approval by our shareholders of:

•        a merger, consolidation, or reorganization;

•        liquidation or dissolution;

•        or agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sale of subsidiaries; and

•       all regulatory approvals required to effect a change in control have been obtained.

In the change of control severance agreements, a good reason for termination which would trigger payment of benefits is defined to include:

•       a change in the executive’s status, title, position or responsibilities;

•       a reduction in the executive’s annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled within seven days of the date due;

•       any material breach by us of any provisions of the change of control severance agreement;

•       requiring the executive to be based outside a 50-mile radius from their present duty assignment; or

•       our failure to obtain an agreement from any successor company to assume and agree to perform the change of control severance agreement.

Upon a change in control, the executive will have an employment contract for a three-year period, but not beyond age 65. During this employment term, the executive shall receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and shall also receive employment welfare benefits, pension benefits, and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control.

If the executive’s employment is terminated during the three-year employment term involuntarily, or for a good reason, then the executive is entitled to the following benefits:

•       severance pay equal to 2.99 times executive’s five-year average taxable compensation, provided that the foregoing payment is subject to proportionate reduction based upon when termination takes place during the three-year employment term and based upon a ratio of the executive’s employment term to 36 months; and

•       continuation of employee welfare benefits for the remainder of the employment term, with an offset for similar benefits received, along with additional credited service under the Pension Equalization Plan and defined benefit retirement plan equal to the remainder of the employment term.

The change of control severance agreements contain a “cap” provision which reduces any amounts payable to an amount which would prevent any payments from being nondeductible under the Internal Revenue Code. The change of control severance agreements provide for reimbursement of legal fees and expenses of the executive incurred after the change in control by the executive in seeking to obtain or enforce any benefits provided by the change of control severance agreement. The executive is not required to mitigate the amount of any payment or benefit by seeking other employment or otherwise, and the payments or benefits are not reduced whether or not the executive obtains other employment and/or benefits, except for employee welfare benefits.

Stock Performance Graph

The graph below compares the cumulative shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index, the Edison Electric Institute Electric Index and the S&P Midcap 400 Electric Utilities Index over the same period, assuming the investment of $100 on December 31, 1999, and the reinvestment of all dividends. We added the S&P Midcap 400 Electric Utilities Index as a peer group index this year because it is the peer group used to evaluate our common stock performance under the performance shares granted in 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG BLACK HILLS CORPORATION, THE S & P 500 INDEX,
THE EEI INVESTOR-OWNED ELECTRICS INDEX
AND THE S & P MIDCAP 400 ELECTRIC UTILITIES INDEX

ITEM 2: PROPOSAL TO APPROVE THE BLACK HILLS CORPORATION 2005 OMNIBUS INCENTIVE PLAN

Background

The Board of Directors adopted, subject to shareholder approval, the Black Hills Corporation 2005 Omnibus Incentive Plan (the “Plan”). In accordance with applicable stock exchange listing standards, the Board is asking shareholders to approve the Plan so that the Company may use the shares to assist the Company in achieving its goals of increasing profitability and shareholder value, while also receiving a federal income tax deduction for certain compensation paid under the Plan under Section 162(m) of the Internal Revenue Code, as amended, (the “Code”) and for qualifying such shares for special tax treatment under Section 422 of the Code. A full copy of the Plan is attached as Appendix A. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Appendix A.

Purpose

The purpose of the Plan is to provide a means whereby our employees and directors develop a sense of proprietorship and personal involvement in the development and financial success of Black Hills Corporation, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which we may attract able individuals to become employees or serve as directors and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Duration

The Plan, if approved by shareholders, shall commence on May 25, 2005 and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all shares subject to it shall have been purchased or acquired, but in no event shall any awards be granted on or after May 25, 2015. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or part, subject to certain restrictions stated in the Plan.

Prior Plans

No further grants shall be made under the following existing plans after this Plan is approved by the shareholders: the Black Hills Corporation 1996 Stock Option Plan, the Black Hills Corporation 1999 Stock Option Plan, the Black Hills Corporation Omnibus Incentive Compensation Plan dated May 30, 2001, and the Officers Short-Term Incentive Plan (the “Prior Plans”).

Administration

The Plan provides for administration by a Committee designated by the Board of Directors whose members meet the definition of nonemployee director and outside director. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee.

Shares Available

Shares to be issued under the Plan may be authorized but unissued shares of common stock or treasury stock. The maximum number of shares that may be issued under the Plan is 1,150,000 plus any shares subject to outstanding awards as of February 28, 2005, under the Prior Plans, that cease for any reason to be subject to such awards (such as lapse, expiration, termination or cancellation of any award prior to the issuance of the shares thereunder).

As of February 28, 2005, awards for 1,431,027 shares are outstanding under the Prior Plans comprised of 1,292,733 stock options and 138,294 full value shares. The 1,292,733 stock options outstanding have a weighted average exercise price of $28.15 and weighted average remaining life of 6.7 years.

Share Usage

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or are not settled in shares of common stock may be reused for subsequent awards. If the option price of any option granted under the Plan or the tax withholding requirements with respect to any award granted under the Plan are satisfied by tendering shares, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be counted as shares used under the Plan.

Eligibility

Persons eligible to participate in this Plan include all employees and Directors. The selection of participants from eligible employees and Directors is within the discretion of the Committee.

Grants under the Plan

Section 162(m).   Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a covered employee. A covered employee means those persons specified in Section 162(m) of the Code—generally the Chief Executive Officer and the next four highly compensated officers. Certain performance based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the Plan. Accordingly, unless and until the Committee determines that an award to a covered employee shall not be designed to comply with the performance-based exception of Section 162(m) of the Code, the following limits shall apply to grants of such awards under the Plan. Shareholder approval of this proposal will constitute shareholder approval of these limitations for Section 162(m).

(a)    Stock Options.  The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any award granted in any one fiscal year to any one single participant shall be 200,000 shares.

(b)   SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any award granted in any one fiscal year to any one single participant shall be 200,000 shares.

(c)    Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to awards of Restricted Stock or Restricted Stock Units in any one fiscal year to any one participant shall be 100,000 shares.

(d)   Performance Units, Performance Shares or Cash-Based Awards. The maximum aggregate grant with respect to awards of Performance Shares made in any one fiscal year to any one participant shall be 50,000 shares. The maximum aggregate amount awarded with respect to Performance Units or Cash-Based Awards made in any one fiscal year to any one participant shall not exceed $2,000,000.

(e)    Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards in any one fiscal year to any one participant shall be 100,000 shares.

Stock Options.   The Committee may grant incentive stock options (“ISOs”) as defined in Section 422 of the Code and nonqualified stock options (“NQSO”). Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement, however the exercise price must be at least equal to 100 percent of the fair market value at the date of grant. The option price is payable in cash, by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, by cashless exercise or any combination of the foregoing. No option may be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Stock Appreciation Rights.   The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The grant price of a Freestanding SAR shall be determined by the Committee and shall be specified in the award agreement, however, the grant price must be at least equal to 100 percent of the fair market value of a share on the date of grant. The grant price of Tandem SARs shall equal the option price of the related option. SARs issued under the Plan may not be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A Tandem SAR may be exercised only with respect to the shares of our common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of (a) the difference between the fair market value of a share on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. Payment upon exercise shall be in shares.

Restricted Stock or Restricted Stock Units.   Restricted Stock or Restricted Stock Units may be granted in such amounts and subject to the terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the participant on the date of grant and they have no voting rights. The Committee may impose performance goals for Restricted Stock or Restricted Stock Units. The Committee may authorize the payment of dividends on the Restricted Stock and the accrual of dividends on the Restricted Stock Units during the restricted period.

Performance Units, Performance Shares and Cash-Based Awards.   Performance Units, Performance Shares and Cash-Based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee shall set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the Performance Units/Shares and Cash-Based Awards that will be paid out to the participant.

Participants shall receive payment of the value of Performance Units/Shares earned after the end of the performance period. Payment of Performance Units/Shares shall be made in cash, shares or a combination thereof that have an aggregate fair market value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee and the Committee may authorize the payment of dividend units with respect to dividends declared with respect to the shares.

Other Awards.   The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the Committee shall determine. Such awards may be based upon attainment of performance goals established by the Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Performance Goals.   Performance goals, which are established by the Committee, shall be based on one or more of the following measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; internal rate of return or increase in net present value; dividends paid; price earnings ratio; and Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The Committee may set the performance measures at the corporate level or the business unit level.

Termination of Employment or Board Service

Each award agreement shall set forth the participant’s rights with respect to each award following termination of employment with us or service on our Board of Directors.

Transferability

Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights shall be exercisable only by the participant. Notwithstanding the foregoing, an award may never be transferred for value.

Taxes

Share withholding for taxes is permitted.

Award Information

It is not possible at this time to determine awards that will be made pursuant to the Plan or the number of persons who will be eligible to receive awards under the Plan.

The closing price of our common stock on the NYSE on March 31, 2005, was $33.07 per share.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the Plan. This summary is based on our understanding of present income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address state or local tax consequences.

Options

Consequences to the Optionholder

Grant.   There is no federal income tax consequence to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

Exercise.   The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition.   If an optionholder disposes of shares of our common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.   If the optionholder disposes of shares of our common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lessor of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of the excess. If the optionholder incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

Other Disposition.   If an optionholder disposes of shares of our common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the optionholder.

Alternative Minimum Tax.   Alternative minimum tax (“AMT”) is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items is treated differently under AMT.

For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to Black Hills Corporation

There are no federal income tax consequences to Black Hills Corporation by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

At the time the optionholder recognizes ordinary income from the exercise of a NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

We are required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the optionholder upon exercise of NQSOs.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards

Unless a participant makes the election described below with respect to SARs, restricted stock, restricted stock units or performance awards granted under the Plan, a participant receiving a grant of such an award will not recognize income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Requirements Regarding “Deferred Compensation”

Certain of the benefits under the Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE BLACK HILLS CORPORATION 2005 OMNIBUS INCENTIVE PLAN

Audit Committee Report

In accordance with our written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The full text of the Audit Committee Charter was provided with the 2004 proxy statement and is available in the “Governance” section of the Company’s website (www.blackhillscorp.com/corpgov.htm). A copy may also be obtained upon request from the Company’s Corporate Secretary. In accordance with the rules of the NYSE, all of the members of the Audit Committee are independent and financially literate. The Board determined that Mr. Brundage has the requisite attributes of an “audit committee financial expert” as provided in regulations promulgated by the Securities and Exchange Commission, and that such attributes were acquired through relevant education and/or experience. During the current year, the Audit Committee held five meetings, and the Committee Chairperson, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Vice President—Controller and our independent auditors, Deloitte & Touche LLP, prior to public release.

The Audit Committee oversees our financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, and reviewed staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

The Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence and satisfied itself as to their independence. The Committee also discussed the quality and adequacy of the Company’s internal controls with management, the internal auditors and Deloitte & Touche LLP. In addition, the Committee reviewed with both the internal auditors and Deloitte & Touche LLP audit plans, audit scope and identification of risks.

The Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present discussed and reviewed the results of the internal audit examinations and Deloitte & Touche LLP’s examination of the financial statements.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to ratification by our shareholders, Deloitte & Touche LLP as the independent auditors for 2005.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Further approval by the Audit Committee is also required if any previously approved service exceeds estimated or budgeted amounts by 25 percent, or if the sum of all pre-approval services exceeds budgeted amounts by 10 percent in the aggregate.

AUDIT COMMITTEE

Bruce B. Brundage, Chairperson	John R. Howard
Kay S. Jorgensen	Thomas J. Zeller

Principal Accounting Firm Fees

The following table sets forth the aggregate fees for services provided to us for the fiscal years ended December 31, 2004 and 2003 by our principal accounting firm, Deloitte & Touche LLP.

	2004	2003*
Audit Fees	$2,237,020	$2,034,154
Audit-Related Fees	102,975	57,047
Tax Fees	779,782	1,169,265
All Other Fees	109,262	—

*                    The 2003 amounts were adjusted from amounts shown in the 2004 proxy statement to reflect actual costs.

Audit Fees.   Fees for professional services rendered for the audits of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, opinions on management’s assessment of and our effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees.   Fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services include internal control reviews, attest services that are not required by statute or regulation, employee benefit plan audits, and consultations concerning financial accounting and reporting standards.

Tax Fees.   Fees for services related to tax compliance, and tax planning and advice including tax assistance with tax audits. These services include assistance regarding federal, state and Canadian tax compliance and advice, review of tax returns, and federal, state and Canadian tax planning. Tax compliance and preparation fees included above total $352,120.

All Other Fees.   Fees for products and services other than the services reported above, including tax preparation software.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP, independent registered public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2004. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Our Audit Committee, subject to ratification by our shareholders, has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for the year 2005 and to render their reports. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR 2005

ITEM 4: TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2006 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by our Corporate Secretary in writing at our executive offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to December 14, 2005. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

If a shareholder, who intends to present a proposal at our 2006 annual meeting of shareholders and has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide us with notice of such proposal by February 27, 2006, then the persons named in the proxies solicited by our Board of Directors for our 2006 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address. Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Shareholder Relations
Black Hills Corporation
P.O. Box 1400
Rapid City, SD  57709
(605) 721-1700

Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2004, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, P.O. Box 1400, Rapid City, SD 57709, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at www.blackhillscorp.com.

By Order of the Board of Directors,
ROXANN R. BASHAM
Vice President—Governance and Corporate Secretary

Dated: April 13, 2005

Appendix A

2005 Omnibus Incentive Plan

Black Hills Corporation

Effective May 25, 2005

Table of Contents

Article 1.	Establishment, Purpose, and Duration
Article 2.	Definitions
Article 3.	Administration
Article 4.	Shares Subject to this Plan and Maximum Awards
Article 5.	Eligibility and Participation
Article 6.	Stock Options
Article 7.	Stock Appreciation Rights
Article 8.	Restricted Stock and Restricted Stock Units
Article 9.	Performance Units, Performance Shares, and Cash-Based Awards
Article 10.	Other Stock-Based Awards
Article 11.	Transferability of Awards
Article 12.	Performance Measures
Article 13.	Nonemployee Director Awards
Article 14.	Dividends and Dividend Equivalents
Article 15.	Beneficiary Designation
Article 16.	Rights of Participants
Article 17.	Change of Control
Article 18.	Amendment, Modification, Suspension, and Termination
Article 19.	Withholding
Article 20.	Successors
Article 21.	General Provisions

A-i

Black Hills Corporation
2005 Omnibus Incentive Plan

Article 1.   Establishment, Purpose, and Duration

1.1   Establishment.   Black Hills Corporation, a South Dakota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Black Hills Corporation 2005 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2   Purpose of this Plan.   The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3   Duration of this Plan.   Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

1.4   Prior Plans.   No further grants shall be made under the Prior Plans from and after the Effective Date of this Plan.

Article 2.   Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1   “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2   “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3   “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4   “Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5   “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6   “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7   “Cash-Based Awards” means an Award granted to a Participant as described in Article 9 herein.

2.8   “Change of Control”   shall be defined in a Participant’s Award Agreement; provided however, if Change in Control is not defined in a Participant’s Award Agreement, the definition of a Change in Control shall be determined by the Board.

2.9   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10   “Committee” means the Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. All members of the Committee shall meet the definition of “non-employee director” as defined in 17 C.F.R. §240.16(b)-3(b)(3)(i) and “outside director” as defined in Code regulation §1.162-27(e)(3). If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11   “Company” means Black Hills Corporation, a South Dakota corporation, and any successor thereto as provided in Article 21 herein.

2.12   “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13   “Director” means any individual who is a member of the Board of Directors of the Company.

2.14   “Effective Date” has the meaning set forth in Section 1.1.

2.15   “Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17   “Fair Market Value” or “FMV” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18   “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19   ”Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20   “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21   “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22   “Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23   “Nonemployee Director” means a Director who is not an Employee.

2.24   “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25   “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26   “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27   “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28   “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29   “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30   “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31   “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32   “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33   “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34   “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35   “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37   “Plan” means the Black Hills Corporation, 2005 Omnibus Incentive Plan.

2.38   “Plan Year” means the calendar year.

2.39   “Prior Plans” means the Black Hills Corporation 1996 Stock Option Plan, the Black Hills Corporation 1999 Stock Option Plan, the Black Hills Corporation Omnibus Incentive Compensation Plan dated May 30, 2001, and the Officers Short-Term Incentive Plan.

2.40   “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.41   “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42   “Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.43   “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.44   “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.45   “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.   Administration

3.1   General.   The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2   Authority of the Committee.   The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3   Delegation.   The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.   Shares Subject to this Plan and Maximum Awards

4.1   Number of Shares Available for Awards.

a)               Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

                                                           (i)  One million one hundred fifty thousand (1,150,000) Shares; plus

                                                       (ii)  Any Shares subject to the 1,431,027 outstanding awards as of February 28, 2005 under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares), up to an aggregate maximum of 1,431,027 Shares.

(b)         Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under this Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be one million one hundred fifty thousand (1,150,000) Shares.

(c)          Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Nonemployee Directors shall be two hundred thousand (200,000) Shares, and no Nonemployee Director may be granted an award covering more than twenty-five thousand (25,000) Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to fifty thousand (50,000) Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional ten thousand (10,000) Shares (a “New Nonemployee Director Award”).

(d)         Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, Full Value Awards that are accelerated due to death, disability, retirement or upon a Change in Control shall not be included and/or subject to the five percent (5%) limit outlined above.

4.2   Share Usage.   Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3   Annual Award Limits.   Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)          Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(b)         SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(c)          Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(d)         Performance Units, Performance Shares or Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any Plan Year to any one Participant shall be fifty thousand (50,000) Shares. The maximum aggregate amount awarded with respect to Performance Units or Cash-Based Awards made in any Plan Year to any one Participant shall not exceed two million dollars ($2,000,000).

(e)          Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

4.4   Adjustments in Authorized Shares.   In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Code Section 422, where applicable.

Article 5.   Eligibility and Participation

5.1   Eligibility.   Individuals eligible to participate in this Plan include all Employees and Directors.

5.2   Actual Participation.   Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.   Stock Options

6.1   Grant of Options.   Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Section 422). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2   Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3   Option Price.   The Option Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4   Term of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5   Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6   Payment.   Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7   Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8   Termination of Employment.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9   Notification of Disqualifying Disposition.   If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.   Stock Appreciation Rights

7.1   Grant of SARs.   Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2   SAR Agreement.   Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3   Term of SAR.   The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4   Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5.   Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6   Settlement of SAR Amount.   Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)          The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)         The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares.

7.7   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.8   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.   Restricted Stock and Restricted Stock Units

8.1   Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2   Restricted Stock or Restricted Stock Unit Agreement.   Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4   Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Black Hills Corporation 2005 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Black Hills Corporation.

8.5   Voting Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7   Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.   Performance Units, Performance Shares and Cash-Based Awards

9.1   Grant of Performance Units, Performance Shares, and Cash-Based Awards.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units, Performance Shares, and/or Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine.

9.2   Value of Performance Units, Performance Shares, and Cash-Based Awards.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Participant.

9.3   Earning of Performance Units, Performance Shares and Cash-Based Awards.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the value and number of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4   Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards.   Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares or Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units, Performance Shares, or Cash-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.   Other Stock-Based Awards

10.1   Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2   Value of Other Stock-Based Awards.   Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3   Payment of Other Stock-Based Awards.   Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4   Termination of Employment.   The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 11.   Transferability of Awards

Transferability.   Except as otherwise provided in a Participant’s Award Agreement, Awards may not be sold, transferred, pledged, assigned or other-wise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, an Award may never be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.   Performance Measures

12.1   Performance Measures.   The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)          Net earnings or net income (before or after taxes);

(b)         Earnings per share;

(c)          Net sales or revenue growth;

(d)         Net operating profit;

(e)          Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)            Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)          Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)         Gross or operating margins;

(i)            Productivity ratios;

(j)             Share price (including, but not limited to, growth measures and total shareholder return);

(k)         Expense targets;

(l)            Margins;

(m)     Operating efficiency;

(n)         Market share;

(o)         Customer satisfaction;

(p)         Working capital targets;

(q)         Internal rate of return or increase in net present value;

(r)           Dividends paid;

(s)           Price earnings ratio; and

(t)            Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2   Evaluation of Performance.   The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3   Adjustment of Performance-Based Compensation.   Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4   Committee Discretion.   In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.   Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chairman of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.

Article 14.   Dividends and Dividend Equivalents

The Committee may grant dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award. The dividends or dividend equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award vests. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend equivalents shall be converted to cash or additional Shares by such formula and at such time as may be determined by the Committee.

Article 15.   Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.   Rights of Participants

16.1   Employment.   Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2   Participation.   No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3   Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.   Change of Control

The treatment of an Award upon the occurrence of a Change in Control shall be set forth in the Participant’s Award Agreement. If however, such treatment is not set forth in a Participant’s Award Agreement, the Board shall determine the treatment of all outstanding Awards upon a Change in Control of the Company.

Article 18.   Amendment, Modification, Suspension, and Termination

18.1   Amendment, Modification, Suspension, and Termination.   Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3   Awards Previously Granted.   Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4   Amendment to Conform to Law.   Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19.   Withholding

19.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2   Share Withholding.   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.   Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.   General Provisions

21.1   Forfeiture Events.

a)               The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)         If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2   Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4   Severability.   In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5   Requirements of Law.   The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6   Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)          Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)         Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8   Investment Representations.   The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9   Employees Based Outside of the United States.   Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)          Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)         Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)          Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)         Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)          Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10   Uncertificated Shares.   To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11   Unfunded Plan.   Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13   Retirement and Welfare Plans.   Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14   No Deferred Compensation.   No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15   Nonexclusivity of this Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17   Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of South Dakota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of South Dakota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18   Indemnification.   Subject to requirements of South Dakota law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the individual in connection with or resulting from any claim, action, suit, or proceeding to which the individual may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the individual in settlement thereof, with the Company’s approval, or paid by the individual in satisfaction of any judgment in any such action, suit, or proceeding against the individual, provided the individual shall give the Company an opportunity, at its own expense, to handle and defend the same before the individual undertakes to handle and defend it on the individuals own behalf, unless such loss, cost, liability, or expense is a result of the individuals own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 25, 2005

9:30 a.m., Local Time

The Journey Museum

222 New York Street

Rapid City, SD  57701

Black Hills Corporation

P.O. Box 1400, Rapid City, SD 57709

PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2005.

The undersigned hereby appoints David R. Emery, Mark T. Thies and Steven J. Helmers, and each of them, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, May 25, 2005, at The Journey Museum, 222 New York Street, Rapid City, SD  57701, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith.

Your vote is important!  Ensure that your shares are represented at the meeting.  Either (1) submit your proxy by touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided.  If no directions are given, the proxies will vote in accordance with the Board of Directors recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE-—TOLL FREE-—1-800-560-1965—QUICK***EASY***IMMEDIATE

•                  Use any touchtone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Tuesday, May 24, 2005.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/bkh/—QUICK***EASY***IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Tuesday, May 24, 2005.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Black Hills Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN  55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors:	01	David R. Emery	Vote FOR	☐	Vote WITHHELD	☐
		02	Kay S. Jorgensen	all nominees		from all nominees
		03	William G. Van Dyke	(except as Marked)
		04	John B. Vering

(Instructions: To cumulate votes for any indicated nominee, write the number of the nominee in the box provided to the right.)

2	Authorize the Black Hills Corporation 2005 Omnibus	For	Against	Abstain
	Incentive Plan.	☐	☐	☐

2	Ratify the appointment of Deloitte & Touche LLP to serve	For	Against	Abstain
	as Black Hills Corporation’s independent auditors in 2005.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box	☐
Indicate changes below:		Date

Signature(s) Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.